SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

         Filed by the Registrant

         Filed by a Party other than the Registrant

         Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

AMERICAN VANTAGE COMPANIES

(Name of Registrant as Specified In Its Charter)

Same

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________
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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 24, 2002
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR [Individual Grants]
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE
COMPENSATION OF DIRECTORS
EMPLOYMENT AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
OTHER MATTERS TO BE PRESENTED AT ANNUAL MEETING
EXPENSES
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
AVAILABLE INFORMATION

AMERICAN VANTAGE COMPANIES
7674 West Lake Mead Blvd.
Las Vegas, Nevada 89128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
JULY 24, 2002

To the Stockholders of American Vantage Companies:

         You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of the Stockholders of American Vantage Companies, which will be held at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Convention Center, Las Vegas, Nevada 89103 at 10:00 a.m. Pacific time, on July 24, 2002, to consider and act upon the following matters:

(1)	To elect two (2) Class C Directors of the Company to serve for the ensuing three years or until their successors are duly elected and qualified.

(2)	To ratify the appointment of Bradshaw, Smith & Co., LLP, as the Company’s independent auditors for the fiscal year ending July 31, 2002.

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 31, 2002 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Date:	June 10, 2002	By Order of the Board of Directors

	Las Vegas, Nevada	Roy K. Keefer, Secretary

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

AMERICAN VANTAGE COMPANIES
7674 West Lake Mead Blvd.
Las Vegas, Nevada 89128

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JULY 24, 2002

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of American Vantage Companies, a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the “Annual Meeting”), to be held at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Convention Center, Las Vegas, Nevada 89103 at 10:00 a.m. Pacific time, on July 24, 2002, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors’ proxy (the “Proxy”) for the Annual Meeting is enclosed herewith, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All costs of this solicitation are to be borne by the Company.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder’s instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein and FOR the ratification of the appointment of the Company’s independent auditors for the fiscal year ending July 31, 2002. Shares represented by Proxies which are marked “abstain” for Proposal 2 (Ratification of Appointment of Independent Auditors) on the proxy card will not be included in the vote totals, and therefore will have no effect on the outcome of Proposal 2. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

         The affirmative vote by holders of a plurality of the votes cast for the election of Directors at the Annual Meeting is required for the election of Directors. The affirmative vote by holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting on the matter at the Annual Meeting is required to ratify the appointment of Bradshaw, Smith & Co., LLP as the Company’s independent auditors for the fiscal year ending July 31, 2002, and to approve such other matters as may properly be considered at the Annual Meeting.

         The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is not available for election, your Proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the proxy card is marked to the contrary.

         A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         At the close of business on May 31, 2002, 4,865,856 shares of Common Stock were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on May 31, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 2001 Annual Report to Stockholders are expected to be mailed to stockholders of record at the close of business on May 31, 2002, commencing on or about June 10, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

         The Company’s Board of Directors consists of five persons. Directors are elected to serve for three years, or until their successors are elected and qualified (except that at least twenty-five percent of all Directors must be elected each year). The Board is divided into three classes as follows: Jeanne Hood and Steven G. Barringer, both Class C Directors, whose terms expire in 2002, who are standing for re-election to terms expiring in 2005; Boyad Tanner, a Class B Director, whose term expires in 2003; and Ronald J. Tassinari and Audrey K. Tassinari, both Class A Directors, whose terms expire in 2004.

         No vote is being taken on the re-election of the Class A and Class B Directors at this Annual Meeting. It is intended that the accompanying form of Proxy will be voted FOR the election of the Class C nominees as Directors unless the Proxy contains contrary instructions. Proxies which do not direct the Proxy holders to vote for a particular nominee or withhold authority in the matter of electing Directors will be voted FOR the election of such persons as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

         The Board of Directors believes that the nominees will be able to serve as Directors. However, in the event that a nominee or nominees should become unable or unwilling to serve as a Director or Directors, the Proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         Set forth below is certain information of each Director and executive officer of the Company, including information regarding such person’s business experience. The Company’s executive officers serve at the discretion of the Board of Directors subject to any contracts of employment.

Name	Age	Position	Director Since
Ronald J. Tassinari	58	Chairman of the Board of Directors, Chief Executive Officer and President	August 1979

Audrey K. Tassinari	63	Director and Executive Vice President	March 1985

Roy K. Keefer	57	Chief Financial Officer, Vice President and Secretary/Treasurer	—

Jeanne Hood	75	Director	February 1994

Steven G. Barringer	46	Director	February 1998

Boyad Tanner	80	Director	May 1999

         Ronald J. Tassinari has been Chairman of the Board of Directors, Chief Executive Officer and President of the Company since its inception in August 1979.

         Audrey K. Tassinari has been Executive Vice President of the Company since April 1986. Mrs. Tassinari is the wife of Ronald J. Tassinari, the Company’s President.

         Roy K. Keefer has been Chief Financial Officer, Vice President and Secretary/Treasurer of the Company since April 1992. Mr. Keefer had been a Director of the Company from December 1992 until May 1999.

         Jeanne Hood has been a director of Southwest USA Bank since January 2000. Ms. Hood was a gaming consultant to the Company from February 1994 to April 2000. From 1985 to 1993, Ms. Hood served as President and Chief Executive Officer of Elsinore Corporation, a publicly traded gaming company. From 1977 to 1993, Ms. Hood served as President and Chief Executive Officer of Four Queens, Inc., a wholly-owned subsidiary of Elsinore Corporation, which subsidiary owns and operates the Four Queens Hotel Casino in Las Vegas, Nevada.

         Steven G. Barringer has been a member of the government relations firm of McClure, Gerard & Neuenschwander, Inc. in Washington, D.C. since November 2000. Mr. Barringer also has maintained his own law practice, Steven G. Barringer, P.L.L.C., in Washington, D.C. since November 2000. From April 1999 to October 2000, Mr. Barringer was a member of the law firm of Dickstein Shapiro Morin & Oshinsky, LLP, in Washington, D.C., practicing natural resources and environmental law. From January 1996 to April 1999, he was a member of the law firm of Singer, Brown and Barringer, Las Vegas, Nevada, practicing natural resources and environmental law. Before forming Singer, Brown and Barringer in January 1996, Mr. Barringer was a member of the law firm of Holland & Hart in Washington, D.C.

         Boyad Tanner has a varied business background, including owning and operating Indian Trading Posts in Utah and New Mexico. He owned and operated an automobile agency in Farmington, New Mexico, and was also a licensed real estate agent, having his own agency. Mr. Tanner was the Executive Director for Urban Renewal and Development both in Indio, California as well as in North Las Vegas, Nevada. His most recent appointments in Las Vegas include a partnership at Harrington Horsey Insurance Agency, serving on the Board of the Clark County Planning Commission and serving on the Board of Directors for Cumorah Credit Union. He was also the recipient of the Silver Beaver Award for his service with the Boy Scouts of America. Mr. Tanner has been retired for the past eight years.

Meetings and Committees of the Board

         The Board of Directors has established an Audit Committee and a Compensation Committee to assist it in the discharge of its responsibilities. The principal responsibilities and members of each committee are described below. The Board of Directors does not have a Nominating Committee. The Board of Directors held four (4) meetings during the fiscal year ended July 31, 2001, not including actions taken by unanimous written consent of Directors in lieu of a meeting on two (2) occasions. All Directors attended at least 75% of all meetings held by the Board and by all committees of the Board during their tenure during 2001.

         The Audit Committee is composed of Jeanne Hood (Chairman), Boyad Tanner and Steven G. Barringer, each of whom is independent as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards, as amended. The Audit Committee held six (6) meetings during the fiscal year ended July 31, 2001. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations.

         The Compensation Committee is composed of Steven G. Barringer (Chairman),Boyad Tanner and Jeanne Hood. The Compensation Committee held five (5) meetings during the fiscal year ended July 31, 2001. The duties of the Compensation Committee include recommending to the Board remuneration for officers of the Company, determining the number and issuance of options pursuant to the Company’s stock option plans and recommending the establishment of and monitoring a compensation and incentive program for all executives of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten percent of the Company’s equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company’s review of the copies of those reports received by it, or written representations from certain reporting persons that no other reports were required for those persons, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company’s fiscal year ended July 31, 2001, except that one report was filed late for each of Ronald J. Tassinari and Audrey K Tassinari in connection with the disposition of shares on two prior occasions to a family trust in which Ronald J. Tassinari and Audrey K Tassinari are the beneficiaries.

EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended July 31, 2001, 2000 and 1999, compensation paid by the Company to its Chief Executive Officer and to other executive officers of the Company who received more than $100,000 in compensation during the fiscal year ended July 31, 2001.

SUMMARY COMPENSATION TABLE

Annual Compensation			Long-Term Compensation			Awards

							Securities
Name and				Other Annual		Restricted	Underlying Options
Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Stock Award(s)($)	Options(#)
Ronald J. Tassinari,	2001	$451,500	-0-	$84,177	(1)(4)	-0-	-0-

Chief Executive	2000	$451,500	-0-	$69,320	(2)	-0-	$55,555	(8)

Officer and	1999	$461,639	$270,000	$116,131	(3)(5)	-0-	-0-

President

Audrey K. Tassinari,	2001	$170,100	-0-	$67,521	(1)	-0-	-0-

Executive	2000	$170,100	-0-	$113,439	(2)(6)	-0-	$27,778	(8)

Vice President	1999	$166,549	$130,000	$74,095	(3)	-0-	-0-

Roy K. Keefer	2001	$147,000	-0-	$47,126	(1)	-0-	-0-

Chief Financial	2000	$147,000	-0-	$35,931	(2)	-0-	$33,334	(8)

Officer	1999	$143,931	$60,000	$56,464	(3)(7)	-0-	-0-

(1)	Includes SAR/SEP retirement plan contribution made by the Company in the amount of $24,000, $17,751 and $23,657 for Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, respectively.

(2)	Includes SAR/SEP retirement plan contribution made by the Company in the amount of $24,000, $22,094 and $13,891 for Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, respectively.

(3)	Includes SAR/SEP retirement plan contribution made by the Company in the amount of $24,000, $24,000 and $22,830 for Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, respectively.

(4)	Includes the value of an automobile in the amount of $20,496.

(5)	Includes the value of an automobile in the amount of $33,062.

(6)	Includes the value of an automobile in the amount of $38,853.

(7)	Includes compensation in the amount of $15,000 for his service on the Board of Directors.

(8)	Represents options which were granted in February 2000 at an exercise price of $1.125 per share.

OPTION GRANTS IN LAST FISCAL YEAR [Individual Grants]

         No options were granted to any of the named persons in the Summary Compensation Table for the fiscal year ended July 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES TABLE

Value of
			Number of	Unexercised
			Unexercised	In-The-Money
	Shares		Options at	Options at
	Acquired		FY-End (#)	FY-End ($)
	on Exer-	Value	Exercisable/	Exercisable/
Name	cise (#)	Realized	Unexercisable(2)	Unexercisable(1)
Ronald J. Tassinari	-0-	-0-	353,113/0	$20,833/0

Audrey K. Tassinari	-0-	-0-	201,559/0	$10,417/0

Roy K. Keefer	-0-	-0-	146,001/0	$12,500/0

(1)	The closing price for the Company’s Common Shares on July 31, 2001 was $1.50 per share.

COMPENSATION OF DIRECTORS

         Directors receive $15,000 per annum for serving on the Board of Directors of the Company. Directors are also compensated for expenses incurred in attending meetings of the Board. (See “Certain Relationships and Related Transactions” below).

EMPLOYMENT AGREEMENTS

         On March 15, 1995, the Company entered into employment agreements with each of Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, as amended as of July 20, 1995 and by letter on December 21, 2001 (collectively, the “Prior Agreements”). The Prior Agreements had a term expiring on March 31, 2002, subject to an extension for an unlimited number of additional one year terms unless either party provides written notice to the other party at least 30 days prior to the date of termination. On April 1, 2002, the Company entered into substantially similar employment agreements (collectively, the “Agreements”) with Ronald J. Tassinari, to serve as the Company’s Chief Executive Officer and President, Audrey K. Tassinari, to serve as the Company’s Executive Vice President, and Roy K. Keefer to serve as the Company’s Chief Financial Officer (individually, the “Employee”). The Agreements supercede the Prior Agreements in all respects.

         The Agreements provide for an initial term which concludes on September 30, 2002 and an extended term to expire on March 31, 2005 (the “Extended Term”). The Extended Term shall be automatic if it is determined by an independent compensation consultant and the Compensation Committee of the Company concurs with such determination, that an Employee’s base salary is similar or less than other senior executive employees having similar duties to that of an Employee by employees located in the metropolitan area in which the principal office of the Company is located and having financial conditions and results of operations similar to that of the Company (“Comparable Compensation”). If the compensation consultant determines that an Employee’s compensation exceeds the Comparable Compensation, an amendment to his or her Agreement shall be negotiated in good faith to reduce such Employee’s compensation and to extend the term of his or her Agreement to the Extended Term. If an amendment to an Employee’s Agreement is not agreed upon on or prior to the expiration of a 30-day period commencing on the date that the independent compensation consultant provides a written report of his or her determination, such Employee’s Agreement shall automatically terminate. The Agreements provide for annual salaries of $240,000, $120,000 and $147,000, respectively, for Mr. Tassinari, Mrs. Tassinari and Mr. Keefer, subject to withholding and other deductions as required by law or otherwise authorized in writing by the Employee. The Agreements further provide that the base salaries of the Employees shall be increased on an annual basis, effective as of January 1st of each calendar year, based upon no less than the greater of (i) the proportional annual increase provided to any of the Company’s other salaried executives or (ii) the proportional increase in a specified cost of living index, during the most recent twelve month period prior to the effective date of any such increase. The Board of Directors through its Compensation Committee shall determine in good faith annual increases in base salary.

         In addition, under the Agreements, the Employees are entitled to receive incentive compensation as determined by the Board of Directors, through its Compensation Committee, in accordance with any stock option plan or incentive or bonus compensations programs in accordance with the Company’s then practice, and the Company is required to reimburse Employees for their personal legal and financial consulting expenses, subject to a maximum of three percent (3%) of their prior calendar year’s base salary. Mr. Tassinari, Mrs. Tassinari and Mr. Keefer are entitled to life insurance policies with a minimum death benefit of $2,000,000, $1,500,000 and $1,000,000, respectively, payable to beneficiaries of their designation. The Company has agreed to pay for all normal expenses relating to the use of Mr. Tassinari and Mrs. Tassinari’s personal automobile for Company purposes, and has agreed to provide Mr. Keefer with the use of an automobile compatible with his position and further agrees to pay all normal expenses relating to the use of such automobile for Company purposes. The Agreements also provide for indemnification of the Employees in connection with their services to the Company.

         If the employment of any of the Employees is terminated by reason of death, the Company shall pay to such person as the Employee has designated or if no such person has been designated, to the deceased Employee’s estate as a lump sum death benefit, an amount equal to the product of the sum of (i) the annualized average of the base salary paid to the Employee for the five calendar years immediately preceding the Employee’s death, plus (ii) the annualized average of the incentive awards paid to the Employee for the five calendar years immediately preceding the Employee’s death.

         If the employment of any of the Employees is terminated by reason of disability, the Employee shall continue to receive his Total Compensation (“Total Compensation” is defined as the sum of the Employee’s base salary and incentive awards) during the initial waiting period as provided by the Company’s existing or thereafter adopted disability insurance plan, and upon becoming disabled, shall be paid 100% of the five calendar year average of his Total Compensation for one year, less payments made by social security and less payments made by the Company’s long-term disability plan currently existing or thereafter adopted by the Company during the term of the Agreement.

         If the employment of any of the Employees is terminated for cause, the Company shall pay to such Employee his or her full base salary through the termination date at the rate in effect at the time the notice of termination is given.

         If any of the Employees are terminated for other than cause, death or disability or if any of the Employees terminates his or her employment for good reason, as defined in the Agreement (includes, but is not limited to, a “change in control of the Company” as defined in the Agreement): (i) within 90 days following the termination date, the Company shall pay the Employee an amount equal to (A) the sum of the annualized total average of the base salary and incentive awards granted during the five calendar year period ended immediately prior to the termination date, (B) multiplied by two and ninety-nine one hundredths (2.99); (ii) within 30 days following the termination date, the Company shall pay the Employee his Total Compensation through the termination date to the extent not yet paid; (iii) within 30 days following the presentment of any legal bills (including retainer fees) relating to the Employee’s enforcement of his rights under the Agreement, including bills relating to the interpretation of Employee’s rights under the Agreement, the Company shall pay up to $100,000 of such bills; and (iv) all outstanding unexercised stock options granted to the Employee under the Company’s stock option plans and/or other incentive awards held or contingently payable to the Employee as of the termination date shall become fully vested and exercisable as of the termination date and shall continue to be exercisable for the life of such option or incentive award, as the case may be.

         The maximum amount payable to any Employee, which may be due or payable to Employee under the Agreement as result of the termination of employment of Employee by the Company, shall be equal to the amount which would otherwise result in an “excess parachute payment” under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or to any successor to said section or the Code, minus $1.00, in each case giving effect to the present value of any future payment required under the Agreement.

         If an Employee terminates for good reason, the Company shall establish an irrevocable grantor trust for the purposes of providing funds for payment of the benefits payable pursuant to the Agreement and make an irrevocable contribution to such trust in an amount that is sufficient to fund the obligations of the Company pursuant to the Agreement.

         Each Employee covenants not to compete and not to solicit customers and personnel of the Company in accordance with the provisions of the Agreement, during the term of the Agreement and for a period of five years commencing immediately upon the termination of the Employee’s employment with the Company (the “Restricted Period”). Each Employee further covenants that he or she will not disparage the Company or divulge confidential information during the Restricted Period or thereafter.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 31, 2002, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.01 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group. The address of each of the Directors and executive officers listed below is c/o American Vantage Companies, 7674 West Lake Mead Blvd, Las Vegas, Nevada 89128.

Name and Address of	Amount and Nature of		Percentage
Beneficial Owner	Beneficial Ownership(1)		of Class (2)
Ronald J. Tassinari	657,667	(3)	12.96%

Audrey K. Tassinari	657,667	(4)	12.96%

Roy K. Keefer	52,001	(5)	1.06%

Jeanne Hood	57,501	(6)	1.17%

Steven G. Barringer	25,000	(7)	*

Boyad Tanner	32,500	(8)	*

All officers and directors as a group (6 persons)	824,669	(9)	15.79%

Jay H. Brown	260,711	(10)	5.36%

520 South Fourth Street
Las Vegas, NV 89107

Engex, Inc.	857,934	(11)	17.63%

44 Wall Street
New York, NY 10005

Name and Address of	Amount and Nature of		Percentage
Beneficial Owner	Beneficial Ownership(1)		of Class (2)

Kinder Investments, L.P.	261,900	(12)	5.38%

Nesher, LLC Dov Perlysky c/o Laidlaw & Co. 100 Park Avenue New York, NY 10017

Rosalind Davidowitz	857,934	(13)	17.63%

7 Sutton Place South Lawrence, New York 11563

*	Indicates less than 1%

(1)	Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons. Includes any securities that such person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)	Based on 4,865,856 shares outstanding as of May 31, 2002.

(3)	Includes 3,698 shares owned of record by Mr. Tassinari as custodian for his son, 443,293 shares owned by the Tassinari Family Trust in which Mr. Tassinari and his wife, Audrey K. Tassinari, are the trustees and beneficiaries (the “Tassinari Family Trust”), 75,781 shares subject to currently exercisable stock options beneficially owned by Mr. Tassinari’s wife and 134,890 shares issuable upon exercise of currently exercisable stock options. Mr. Tassinari disclaims beneficial ownership of the 75,781 shares beneficially owned by his wife.

(4)	Includes 443,293 shares owned by the Tassinari Family Trust, 3,698 shares owned of record by Mrs. Tassinari’s husband, Ronald J. Tassinari, as custodian for their son, 134,895 shares (including 134,890 shares subject to currently exercisable stock options) beneficially owned by Mrs. Tassinari’s husband, and an aggregate of 75,781 shares issuable upon exercise of currently exercisable stock options. Mrs. Tassinari disclaims beneficial ownership of the 134,895 shares beneficially owned by her husband.

(5)	Includes 48,001 shares issuable on the exercise of currently exercisable stock options.

(6)	Includes 40,834 shares issuable on the exercise of currently exercisable stock options.

(7)	Represents 25,000 shares issuable on the exercise of currently exercisable stock options.

(8)	Represents 32,500 shares issuable on the exercise of currently exercisable stock options.

(9)	Includes 357,006 shares issuable on the exercise of currently exercisable stock options.

(10)	All shares are held with his wife, Sharon Brown, as Tenants-in-Common.

(11)	Pursuant to Schedule 13G/A filed by Engex, Inc. on February 13, 2001. Includes 383,434 shares owned by Rosalind Davidowitz, the wife of J. Morton Davis. The following information was obtained from the Proxy Statement of Engex, Inc. as filed with the Securities and Exchange Commission on January 30, 2002. Mr. Davis is the President and a director of Engex, Inc. As of January 25, 2002, D.H Blair Investment Banking Corp., of which Mr. Davis is President, Chairman and the sole stockholder, owned approximately 6% of the issued and outstanding shares of Engex, Inc. As of January 25, 2002, Mrs. Davidowitz owned approximately 28.2% of the issued and outstanding shares of Engex, Inc. (includes approximately 17.1% owned by Rivkalex Corp. of which Mrs. Davidowitz is the sole stockholder). Mr.

Davis disclaims beneficial ownership of all shares of Engex, Inc. other than those held by D.H. Blair Investment Banking Corp. Mrs. Davidowitz disclaims beneficial ownership of all shares of Engex, Inc. other than those held by her personally and those held by Rivkalex Corp. (See Footnote (13) below).

(12)	Pursuant to Schedule 13G filed jointly filed by Kinder Investments, L.P., Nesher, LLC and Dov Perlysky on July 2, 2001. Kinder Investments, L.P., a limited partnership of which the children and grandchildren of J. Morton Davis are the limited partners, directly owns 261,900 shares of the Company’s Common Stock. Nesher, LLC is the general partner of Kinder Investments, L.P. Dov Perlysky, the son-in-law of Mr. Davis, is the managing member of Nesher, LLC and has sole voting and dispositive control of the Company’s shares of Common Stock owned by Kinder Investments, L.P. These 261,900 shares of the Company’s Common Stock do not include 5,000 shares of the Company’s Common Stock owned by another limited partnership, some of whose limited partners are also limited partners of Kinder Investments, L.P. or shares owned by limited partners of Kinder Investments, L.P.

(13)	Pursuant to Schedule 13G filed by Rosalind Davidowitz on February 14, 2002. Also includes 474,500 shares of the Company’s Common Stock owned by Engex, Inc. (See Footnote (11) above).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 26, 2001, the Company paid to a former director, as chairman of a special committee formed for the purpose of evaluating a potential acquisition (the “Special Committee”), a fee of $10,000 for his services on the Special Committee, and a fee of $7,500 to each of Jeanne Hood, Boyad Tanner and a former director of the Company for their services on the Special Committee. The Company also granted to two directors of the Company for their services on the Special Committee 15,000 shares underlying non-qualified stock options, excluding stock options to two former directors which have lapsed. The options are exercisable at an exercise price of $1.65 per share. The options became exercisable on the date of grant and expire upon the earlier of (i) ten years from the date of grant or (ii) upon the removal or resignation of such persons as directors of the Company.

         Jay H. Brown, a beneficial owner of more than five percent of the Company’s common stock, received $119,167 in the fiscal year ended July 31, 2001 and $119,163 in the fiscal year ended July 31, 2000, in consideration for consulting and legal services.

         See the sections above entitled “Executive Compensation” for the terms of certain stock options and Employment Agreements between the Company and Ronald J. Tassinari, Audrey K. Tassinari and Roy K. Keefer, each a Director and/or officer of the Company, and “Security Ownership of Certain Beneficial Owners and Management” for the terms of certain stock options of the Company’s officers and Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Bradshaw, Smith & Co., LLP as the Company’s independent public accountants to continue as the Company’s auditors and to audit the books of account and other records of the Company for the fiscal year ending July 31, 2002. Bradshaw, Smith & Co., LLP have audited the Company’s financial statements since the fiscal year ended July 31, 1993.

         Representatives of Bradshaw, Smith & Co., LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

AUDIT COMMITTEE REPORT

         The Audit Committee meets with the Company’s independent auditors, both with and without management present, to review the scope and results of the audit engagement, the system of internal controls and procedures and the effectiveness of procedures intended to prevent violations of laws and regulations. On October 23, 2000, the Audit Committee adopted a Charter. A copy of the Audit Committee’s Charter was appended to the Company’s Proxy Statement for its Annual Meeting held in July 2001. Both the Audit Committee and the Board of Directors have determined that the Charter states appropriate guiding principles for the Audit Committee. In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors has determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

         In accordance with the Audit Committee’s Charter and pursuant to Securities and Exchange Commission Rules, the Audit Committee reviewed all services performed by Bradshaw, Smith & Co., LLP for the Company for its fiscal year ended July 31, 2001, within and outside the scope of their quarterly and annual auditing function. For the fiscal year ended July 31, 2001, the Company paid its independent auditors the following fees:

Audit Fees	$55,488

Financial Information Systems Design and Implementation Fees	$0

All Other Fees	$19,673

         The fees labeled as All Other Fees above constitute all of the fees the Company paid to Bradshaw, Smith & Co., LLP for non-audit services for the fiscal year ended July 31, 2001. Those fees principally involved tax related services. The Audit Committee reviewed the non-audit services listed above and determined that such services are compatible with the continued preservation of the status of Bradshaw, Smith & Co., LLP as independent auditors.

         The Audit Committee has reviewed with management the audited financial statements for the fiscal year ended July 31, 2001 and has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee also received from Bradshaw, Smith & Co., LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors and received their written confirmation that they remain independent accountants with respect to the Company. Based on its review of such items with Bradshaw, Smith & Co., LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Jeanne Hood (Chairman) Boyad Tanner Steven G. Barringer

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL 2.

OTHER MATTERS TO BE PRESENTED AT ANNUAL MEETING

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except those matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors’ Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         No person who intends to present a proposal for action at a forthcoming annual stockholders’ meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record or beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement and form of proxy for the Company’s next annual meeting of stockholders will be submitted timely only if the proposal has been received at the Company’s principal executive office no later than February 9, 2003. If the date of such meeting is changed by more than 30 calendar days from July 24, 2002, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company’s principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, and under certain circumstances enumerated in the Securities and Exchange Commission’s rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

         The Company will be permitted to vote proxies in its discretion for any proposal for inclusion in the Company’s proxy statement for its next annual meeting of stockholders that is not timely submitted on or before February 9, 2003, if the Company:

•	receives notice of the proposal before the close of business on April 25, 2003 and advises stockholders in such proxy statement about the nature of the matter and how the Company intends to vote on such matter, or

•	does not receive notice of the proposal prior to the close of business on April 25, 2003.

         Notices of intention to present proposals at the Company’s next annual stockholders meeting should be addressed to the Company’s Secretary, Roy Keefer, at American Vantage Companies, P.O. Box 81890, Las Vegas, Nevada 89180.

AVAILABLE INFORMATION

         Copies of the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company’s Common Stock) upon written request to Roy K. Keefer, the Company’s Secretary, American Vantage Companies, P.O. Box 81890, Las Vegas, Nevada 89180, or on the Securities and Exchange Commission’s Web Site at www.sec.gov.

June 10, 2002	BY ORDER OF THE BOARD OF DIRECTORS

Las Vegas, Nevada	Roy K. Keefer, Secretary

AMERICAN VANTAGE COMPANIES

PROXY

         The undersigned, a holder of Common Stock of AMERICAN VANTAGE COMPANIES, a Nevada corporation (the “Company”), hereby appoints Ronald J. Tassinari and Roy K. Keefer, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on July 24, 2002 and any adjournments thereof, as follows:

         1.     ELECTION OF DIRECTORS, as provided in the Company’s Proxy Statement:

FOR the nominees listed below.

WITHHOLD AUTHORITY to vote for the nominees listed below.

         (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Jeanne Hood	Steven G. Barringer

         2.     TO RATIFY THE APPOINTMENT OF BRADSHAW, SMITH & CO., LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JULY 31, 2002.

FOR	AGAINST	ABSTAIN

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting or any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and the accompanying Proxy Statement dated June 10, 2002 relating to the Annual Meeting, and the 2001 Annual Report to Stockholders.

Date: ,2002

Signature(s) of Stockholder(s)

The signature(s) hereon should correspond
exactly with the name(s) of the
Stockholder(s) appearing on the Stock
Certificate. If stock is jointly held,
all joint owners should sign. When
signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such. If signer
is a corporation, please sign the full
corporate name, and give title of signing
officer.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN VANTAGE COMPANIES. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.